Exhibit 10.3

Executive Officer-BU Heads

Analogic Corporation

Annual Incentive Plan for Fiscal Year 2009

Employee:		Supervisor:
Title:		Business Unit:
Plan Year:	8/1/2008 – 7/31/2009	Target Level (% of salary):	%

Congratulations! Analogic Corporation (the “Company”) has selected you to participate in its Annual Incentive Plan (the “Plan”) for fiscal year ending July 31, 2009 (“fiscal 2009”). A summary of the terms of the Plan, as it applies to you, is shown below1:

1.	Eligibility to Earn an Award

You will be eligible to earn an award under the Plan if all of the following conditions apply:

(a)	Analogic achieves at least 50% of its Adjusted Earnings Per Share (EPS) budget for fiscal 2009;
(b)	you have received a performance rating of 3.0 or higher on your performance evaluation during the regular annual review process for fiscal 2009, and
(c)	you are an employee of the Company on the date of the payment of the award,[2] or your employment is terminated involuntarily on or after February 1, 2009 and you are eligible for Severance Benefits.

2.	Performance Factors (see attachment)

The Target Level for your award is listed above. Your actual award may be greater or less than the Target Level, depending on the Company’s performance for the fiscal 2009. If you are eligible to receive an award, your final award amount will be determined based upon the following performance factors:

(a)	Analogic Adjusted EPS - 34% of your award shall be determined by Analogic’s year-end results for Adjusted EPS relative to budget for fiscal 2009.
(b)	Your Business Unit’s Profit before Interest and Tax - 33% of your award shall be determined by your business unit’s year-end profit before interest and tax relative to budget for fiscal 2009.
(c)	Your Business Unit’s Revenue - 33% of your award shall be determined by your business unit’s year-end results for Revenue relative to budget for fiscal 2009.

3.	Determining Your Award

(a)	Your award will be equal to your Target Level multiplied by your Eligible Base Earnings, adjusted for the actual performance measures relative to budget attained for fiscal 2009. “Eligible Base Earnings” means total base salary payments (including vacation, sick, and holiday pay) made through Company payroll for the Plan year. Payments made to employees during approved medical leaves of absence are excluded.
(b)	Your actual award will range from 0 to two (2) times the Target Level for the performance factors. Amounts in excess of the Target Level will be paid 50% in cash and 50% in stock.
(c)	If you are not eligible for an award for the entire 2009 year or if your Target Level changes during the Plan year, your award will be prorated based on the number of months that you were eligible to receive the award.

This document is not an employment agreement, and terms of employment are unaffected because of this document. The Company reserves the right to adjust awards up or down in its discretion based on exceptional circumstances. If Analogic Adjusted EPS is less than 50% of budget, no awards will be earned under this Plan.

My signature represents my receipt of the terms and understanding of this plan.

Name	Date

[1]	For more information concerning the Plan, please contact the Human Resources Department.
[2]

Because payment of an award under the Plan is determined in part upon the Company’s performance during the 2009 Fiscal Year, the payment date of any award will be after the completion of fiscal 2009, as determined in the sole discretion of the Company’s Compensation Committee.

Executive Officer-BU Heads

Analogic Corporation

Annual Incentive Plan for Fiscal 2009

Target Level:		%	Annual Salary as of	:	$
			Target Bonus as of	:	$

Performance Factors

Analogic Adjusted EPS:	34	% of award	Target Amount as of	:	$
Business Unit Revenue:	33	% of award	Target Amount as of	:	$
Business Unit Profit before Interest and Tax:	33	% of award	Target Amount as of	:	$

If you are eligible to receive an award under the Plan, the following charts describe how the amount of your award will be determined based upon the Company’s financial performance.

a.	Analogic Adjusted Earnings per Share vs. fiscal year 2009 Budget

% of Budget	< 80% of Budget	80% of Budget	90% of Budget	100% of Budget	110% of Budget		≥ 125% of Budget
% of Target	0%	25%	50%	100%	125%		200%
Award Amount						*		*

b.	Business Unit Profit before Interest and Tax vs. fiscal year 2009 Budget

% of Budget	< 87% of Budget	87% of Budget	93% of Budget	100% of Budget	107% of Budget		≥ 113% of Budget
% of Target	0%	25%	50%	100%	125%		200%
Award Amount						*		*

c.	Business Unit Revenue vs. fiscal year 2009 Budget

% of Budget	< 95% of Budget	95% of Budget	100% of Budget	≥ 105% of Budget
% of Target	0%	25%	100%	200%
Award Amount					*

*	Amounts earned in excess of the year-end Target Bonus will be paid 50% in cash and 50% in stock.

Note (1): Intermediate results on above financial measures will be interpolated.

Note (2): If Analogic Adjusted EPS is <50% of budget, no awards will be earned under this plan.